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                                  EXHIBIT N-12

      MARKET SHARE FOR COMBINED GAS/ELECTRIC COMPANIES IN THE UNITED STATES

                                                           Number of      Portion of Market Served
                                  Illinova's   Illinova's    Larger        by Illinova and Larger
Parameter           Units         Statistics     Share     Companies             Companies
--------------------------------------------------------------------------------------------------
Customers         thousands           977         0.9%         34                  94.2%
 Assets           $ millions        2,825         0.7%         35                  96.1%
Revenues          $ millions        1,543         1.0%         32                  93.2%

                 COMPARISON OF ILLINOVA CORP. TO LARGE UTILITIES

                              Number of Utilities       Average Size
                              Necessary for 50% of        of These      Ratio of These Utilities to
Parameter           Units              U.S.              Utilities                Illinova
---------------------------------------------------------------------------------------------------
Customers         thousands            11                   4,776                    5
 Assets           $ millions           11                  19,831                    7
Revenues          $ millions           11                   7,468                    5

                              Number of Utilities       Average Size
                              Necessary for 80% of        of These      Ratio of These Utilities to
Parameter           Units              U.S.              Utilities                Illinova
---------------------------------------------------------------------------------------------------
Customers         thousands            24                   3,479                   4
 Assets           $ millions           23                  14,688                   5
Revenues          $ millions           24                   5,456                   4

                                  EXHIBIT N-12

      MARKET SHARE FOR COMBINED GAS/ELECTRIC COMPANIES IN THE UNITED STATES
                     COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                             Customers                  Share of     Cumulative
            Holding Company                 (thousands)        Rank       Total         Share
-----------------------------------------------------------------------------------------------
PG&E Corp                                       8,609            1        8.3%           8.3%
Sempra Energy                                   7,046            2        6.8%          15.1%
Exelon Corp.                                    5,196            3        5.0%          20.1%
Xcel Energy, Inc.                               4,848            4        4.7%          24.8%
Consolidated Edison, Inc.                       4,482            5        4.3%          29.2%
TXU Corporation                                 4,278            6        4.1%          33.3%
FirstEnergy Corporation                         4,075            7        3.9%          37.2%
National Grid Group Plc                         3,743            8        3.6%          40.8%
Public Service Enterprise Group, Inc.           3,644            9        3.5%          44.4%
CMS Energy Corp.                                3,314           10        3.2%          47.6%
DTE Energy Co.                                  3,303           11        3.2%          50.8%
Dominion                                        3,192           12        3.1%          53.8%
CenterPoint Energy Inc.                         3,155           13        3.0%          56.9%
NiSource Inc                                    2,939           14        2.8%          59.7%
Progress Energy, Inc.                           2,827           15        2.7%          62.5%
Entergy Corp.                                   2,808           16        2.7%          65.2%
KeySpan Energy                                  2,363           17        2.3%          67.5%
Ameren Corp.                                    2,220           18        2.1%          69.6%
Wisconsin Energy Corp.                          2,012           19        1.9%          71.5%
Northeast Utilities                             1,983           20        1.9%          73.5%
Cinergy Corp.                                   1,978           21        1.9%          75.4%
Energy East Corp.                               1,962           22        1.9%          77.3%
PEPCO Holdings, Inc.                            1,795           23        1.7%          79.0%
Allegheny Energy, Inc.                          1,713           24        1.7%          80.7%
Constellation Energy Group, Inc.                1,638           25        1.6%          82.2%
Puget Energy, Inc.                              1,530           26        1.5%          83.7%
PPL Corp.                                       1,349           27        1.3%          85.0%
Alliant Energy Corp.                            1,332           28        1.3%          86.3%
NSTAR                                           1,320           29        1.3%          87.6%
MidAmerican Energy Holdings Co.                 1,319           30        1.3%          88.9%
Aquila, Inc                                     1,182           31        1.1%          90.0%
E.ON AG                                         1,176           32        1.1%          91.1%
SCANA Corp.                                     1,172           33        1.1%          92.3%
Sierra Pacific Resources                        1,057           34        1.0%          93.3%
DYNEGY, INC.                                      977           35        0.9%          94.2%

Everyone else combined                          5,966                     5.8%         100.0%

Total                                         103,504

Source: 2001 RDI Data

                                  EXHIBIT N-12

      MARKET SHARE FOR COMBINED GAS/ELECTRIC COMPANIES IN THE UNITED STATES
                           COMPANIES SORTED BY REVENUE

                                                 Revenue                    Share of    Cumulative
            Holding Company                  (millions of $)     Rank        Total        Share
--------------------------------------------------------------------------------------------------
PG&E Corp                                         10,265           1          6.4%          6.4%
Exelon Corp.                                       9,015           2          5.6%         12.0%
TXU Corporation                                    8,945           3          5.6%         17.5%
FirstEnergy Corporation                            7,859           4          4.9%         22.4%
CenterPoint Energy Inc.                            7,328           5          4.5%         26.9%
Consolidated Edison, Inc.                          7,252           6          4.5%         31.4%
Entergy Corp.                                      7,015           7          4.4%         35.8%
Xcel Energy, Inc.                                  6,620           8          4.1%         39.9%
National Grid Group Plc                            6,389           9          4.0%         43.9%
Dominion                                           5,835          10          3.6%         47.5%
Progress Energy, Inc.                              5,624          11          3.5%         51.0%
Sempra Energy                                      5,285          12          3.3%         54.3%
Public Service Enterprise Group, Inc.              5,114          13          3.2%         57.4%
DTE Energy Co.                                     4,482          14          2.8%         60.2%
NiSource Inc                                       4,148          15          2.6%         62.8%
CMS Energy Corp.                                   3,738          16          2.3%         65.1%
Northeast Utilities                                3,707          17          2.3%         67.4%
Ameren Corp.                                       3,646          18          2.3%         69.7%
PEPCO Holdings, Inc.                               3,359          19          2.1%         71.8%
Energy East Corp.                                  3,322          20          2.1%         73.8%
KeySpan Energy                                     3,319          21          2.1%         75.9%
Cinergy Corp.                                      3,131          22          1.9%         77.8%
NSTAR                                              2,815          23          1.7%         79.6%
Wisconsin Energy Corp.                             2,719          24          1.7%         81.3%
Allegheny Energy, Inc.                             2,565          25          1.6%         82.9%
Constellation Energy Group, Inc.                   2,507          26          1.6%         84.4%
PPL Corp.                                          2,444          27          1.5%         85.9%
Puget Energy, Inc.                                 2,336          28          1.4%         87.4%
Sierra Pacific Resources                           2,242          29          1.4%         88.8%
Alliant Energy Corp.                               2,020          30          1.3%         90.0%
SCANA Corp.                                        1,972          31          1.2%         91.2%
MidAmerican Energy Holdings Co.                    1,653          32          1.0%         92.3%
DYNEGY, INC.                                       1,543          33          1.0%         93.2%

Everyone else combined                            10,902                      6.8%        100.0%

Total                                            161,117

Source: 2001 RDI Data

                                  EXHIBIT N-12

      MARKET SHARE FOR COMBINED GAS/ELECTRIC COMPANIES IN THE UNITED STATES
                           COMPANIES SORTED BY ASSETS

                                                 Assets                     Share of     Cumulative
            Holding Company                  (millions of $)     Rank        Total          Share
--------------------------------------------------------------------------------------------------
PG&E Corp                                         32,557           1          7.8%           7.8%
TXU Corporation                                   26,135           2          6.2%          14.0%
Entergy Corp.                                     24,306           3          5.8%          19.8%
Dominion                                          20,984           4          5.0%          24.8%
Progress Energy, Inc.                             19,651           5          4.7%          29.5%
Xcel Energy, Inc.                                 18,380           6          4.4%          33.9%
CenterPoint Energy Inc.                           17,181           7          4.1%          38.0%
Exelon Corp.                                      16,999           8          4.1%          42.0%
NiSource Inc                                      14,559           9          3.5%          45.5%
DTE Energy Co.                                    13,850          10          3.3%          48.8%
Consolidated Edison, Inc.                         13,541          11          3.2%          52.0%
FirstEnergy Corporation                           13,148          12          3.1%          55.1%
Ameren Corp.                                      13,068          13          3.1%          58.3%
Sempra Energy                                     11,941          14          2.8%          61.1%
CMS Energy Corp.                                  11,886          15          2.8%          63.9%
National Grid Group Plc                           11,190          16          2.7%          66.6%
Cinergy Corp.                                     10,972          17          2.6%          69.2%
MidAmerican Energy Holdings Co.                    9,058          18          2.2%          71.4%
Public Service Enterprise Group, Inc.              8,740          19          2.1%          73.5%
KeySpan Energy                                     7,827          20          1.9%          75.3%
Energy East Corp.                                  7,763          21          1.9%          77.2%
PEPCO Holdings, Inc.                               7,464          22          1.8%          79.0%
Wisconsin Energy Corp.                             6,626          23          1.6%          80.5%
Northeast Utilities                                6,418          24          1.5%          82.1%
SCANA Corp.                                        6,376          25          1.5%          83.6%
Allegheny Energy, Inc.                             6,308          26          1.5%          85.1%
E.ON AG                                            5,966          27          1.4%          86.5%
Sierra Pacific Resources                           5,545          28          1.3%          87.8%
Puget Energy, Inc.                                 5,510          29          1.3%          89.2%
Alliant Energy Corp.                               5,426          30          1.3%          90.4%
TECO Energy, Inc.                                  4,728          31          1.1%          91.6%
Constellation Energy Group, Inc.                   4,364          32          1.0%          92.6%
PPL Corp.                                          4,109          33          1.0%          93.6%
NSTAR                                              4,037          34          1.0%          94.6%
Aquila, Inc                                        3,732          35          0.9%          95.4%
DYNEGY, INC.                                       2,825          36          0.7%          96.1%

Everyone else combined                            16,273

Total                                            419,445

Source: 2001 RDI Data